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                                                                   Exhibit 99.1

WHITTMAN-HART, USWEB/CKS MERGER COMPLETE

CHICAGO and SAN FRANCISCO, March 1 -- Whittman-Hart (Nasdaq:
WHIT-news) and USWeb/CKS, formerly traded on Nasdaq under ticker symbol USWB, today announced that the merger of the two companies closed as scheduled. The merger creates a global Internet professional services firm that helps clients win in the digital economy by strengthening their business models, brands, systems and processes.

Effective this morning, the combined entity of Whittman-Hart & USWeb/CKS will trade on the Nasdaq Stock Market under the symbol WHIT. A new name, identity and ticker symbol for the combined company will be unveiled on March 23.

"Today is Day One of an entirely new kind of company -- one that on a global scale can help clients achieve the business integration required for success in the digital economy," said Robert Bernard, Chief Executive Officer of the combined entity of Whittman-Hart & USWeb/CKS. "Companies today must balance their business models, brands, and systems and processes. Our collective experience with business systems and e-commerce, combined with our deep understanding of business strategies and brand experience, gives us an unbeatable combination for creating that balance. Using the power of our multidisciplinary approach, we help clients imagine the future and seize their opportunities."

Management Summit Brings Together Company's Top Leaders

To enable the combined entity to execute as a single firm on Day One, Whittman-Hart & USWeb/CKS conducted an intensive management summit with its top 200 leaders over the weekend. The summit brought top management together to discuss the new company's vision and strategy, review company-wide processes and systems, and further collaboration to enable the company to apply its multidisciplinary approach to creating business innovation for clients immediately.

Board of Directors Named

The combined entity of Whittman-Hart & USWeb/CKS also today named its Board of Directors. Board members include:

     - Robert Bernard, President and CEO, Whittman-Hart & USWeb/CKS


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     - Paul Carbery, General Partner, Frontenac

     - Mark Kvamme, Partner, Sequoia Capital

     - Joseph Marengi, Senior Vice President, Dell Computer

     - W. Barry Moore, Vice Chairman, Kurt Salmon Associates

     - John Torell III, Chairman, Torell Management, Inc.

     - David Storch, Chief Executive Officer, AAR Corp.

     - Edward Szofer, Chief Development Officer, Whittman-Hart & USWeb/CKS

Heading the nine-member Board will be Chairman Robert Shaw, former President and CEO of USWeb/CKS.

Terms of the Deal

The two companies merged in a stock-for-stock transaction in which each outstanding share of USWeb/CKS was exchanged for 0.865 shares of Whittman-Hart stock.

About Whittman-Hart & USWeb/CKS


Whittman-Hart & USWeb/CKS is a global Internet professional services firm that helps clients win in the digital economy by strengthening their business models, brands, systems and processes. Headquartered in Chicago, the combined entity of Whittman-Hart & USWeb/CKS fuses imagination, know-how and passion to create fundamental business innovation for clients.

This press release contains "forward-looking statements" (as defined under federal securities law) regarding the merger of Whittman-Hart and USWeb/CKS. The actual events, including the ability of the companies to complete the integration of these two entities, may differ materially and adversely from those discussed in this press release. Factors that may cause such a difference include, without limitation, adverse fluctuations in stock prices, potential litigation, and other risks associated with acquisitions, such as difficulties in integrating operations. There can be no assurance that the combined entities will be able to realize the intended benefits of the merger. For additional information about factors that could affect the business of Whittman-Hart and USWeb/CKS, see the documents filed by the companies with the United States Securities and Exchange Commission.

MEDIA CONTACTS:

Laura Field                         Beth Trier
Whittman-Hart & USWeb/CKS           Whittman-Hart & USWeb/CKS
(312) 913-3052                      (415) 357-8232
laura.field@whittman-hart.com       btrier@uswebcks.com

Investor Contact:
Kate Wagner
Whittman-Hart & USWeb/CKS
408-987-3268
kwagner@uswebcks.com